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                                                                EXHIBIT 23(a)


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated August 3, 2005, relating to (1) the consolidated financial statements and financial schedule of Delta Natural Gas Company, Inc. (which report expresses an unqualified opinion on the Company's consolidated financial statements and includes an explanatory paragraph referring to the Company's change effective July 1, 2002 in its accounting for asset retirement obligations), and (2) management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Delta Natural Gas Company, Inc. for the year ended June 30, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Cincinnati, Ohio
March 7, 2006